EXHIBIT (i)

                        [QUARLES & BRADY, LLP LETTERHEAD]

                                                     January 26, 2006

The Catholic Funds, Inc.
1100 West Wells Street
Milwaukee, Wisconsin 53233

Ladies and Gentlemen:

      In connection with the registration of an indefinite number of shares of common stock, par value $.001 per share ("Common Stock"), of the Catholic Equity Fund, a series of The Catholic Funds, Inc., a Maryland corporation (the "Registrant"), under the Securities Act of 1933, you have requested that we furnish you with the following opinion, which we understand will be used in connection with and filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (as may be amended, the "Registration Statement") (1933 Act Registration No. 333-69803).

      For purposes of rendering this opinion we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      The documents we have examined include:

            1.    The Registration Statement;

            2. The Registrant's Articles of Incorporation, including all amendments and supplements thereto, filed to date with Maryland Department of Assessments and Taxation;

            3. All resolutions and proceedings of the Board of Directors and committees thereof relating to the authorization and issuance of the Common Stock;

            4. A certificate of good standing recently issued by the Maryland Department of Assessments and Taxation; and

            5. Such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein.
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      Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant, and assuming that:

            1. The Registration Statement becomes and remains effective, and the Prospectus which is a part thereof and your delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;

            2. All offers and sales of Class A, Class D and Class I shares of the Catholic Equity Fund registered by means of the Registration Statement are conducted in a manner and for the consideration described in the Registration Statement; and

            3. All offers and sales of Class A, Class D and Class I shares of the Catholic Equity Fund are made in compliance with the securities laws of the states having jurisdiction thereof;

we are of the opinion that the Class A, Class D and Class I shares of the Catholic Equity Fund being registered in the Registration Statement, when issued, will be legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                        Very truly yours,

                                        /s/ Quarles & Brady LLP

                                        QUARLES & BRADY LLP


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